                                                                     EXHIBIT 2.1

                    AGREEMENT FOR THE EXCHANGE OF SECURITIES

            THIS AGREEMENT FOR THE EXCHANGE OF SECURITIES (this "Agreement") is made this 30th day of December 2002 by and among Newcourt Holdings, Inc., a Florida corporation (the "Company"), Engineered Plastics Industries, Inc., a Florida corporation ("EPI"), Quantum Pharmaceuticals, Inc., a Florida corporation ("QPI"), McIvan Jarret, an individual holding fifty-percent (50%) of the issued and outstanding shares of common stock of EPI and QPI, and Ron LaPrade, an individual holding fifty-percent (50%) of the issued and outstanding shares of common stock of EPI and QPI (collectively, "Shareholders").

            In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the parties hereto agree as follows:

            1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. "Control" (including the terms "controlling," "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, option, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Governmental Authority" means the respective federal, state or local government, governmental, regulatory or administrative authorities (or subdivisions thereof) of the United States, as the case may be, and their respective agencies, commissions, courts, tribunals or judicial or arbitral bodies. It is not the intent of this Agreement, nor shall it be the effect of this Agreement, to submit or subject any Party to, or authorize the exercise of, jurisdiction by any Governmental Authority not otherwise having jurisdiction.

                  "Governmental Order" means applicable orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with a Governmental Authority.

                  "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate and partnership names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in trademark offices throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (h) trade secrets and confidential, technical and business information (including ideas, flow charts, logic diagrams, formulas, compositions, patterns, devices, methods, techniques, processes, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, selling, pricing and cost information or procedures, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (l) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing, and
(m) all goodwill associated with the foregoing.

                  "Law" means applicable statutes, ordinances, regulations, rules, codes, other requirements or rules of law issued by a Governmental Authority.

                  "Material Adverse Effect" means any circumstance, change in, or effect on the business of any Party that: (a) is materially adverse to the business, operations, assets or liabilities, results of operations or the financial condition of such Party, or (b) adversely and materially affects the ability of such Party to operate or conduct its business in the manner in which it is currently, operated or conducted.

                  "Party" means the Company, EPI, QPI or a Shareholder, as the context of this Agreement requires. The plural usage of Party collectively refers to the Company, EPI, QPI and the Shareholders.

                  "Person" means any individual, partnership, firm, corporation, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Receivables" means any and all accounts, notes and other receivables of EPI or QPI from third parties, including, without limitation, customers, arising from the conduct of EPI's QPI's business or otherwise before the date hereof, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

                  "Tax" or "Taxes" means any and all taxes, stamp duties, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

                  "To the Knowledge" means the actual knowledge of the applicable Party and/or any executive, manager or director of the Party, and an individual shall be deemed to have "knowledge" of a particular fact, circumstance or other matter if: (a) such Person is actually aware of such fact or matter, or (b) a prudent individual or other matter in the course of conducting a reasonably comprehensive inquiry concerning the truth or existence of such fact, circumstance or other matter.

            2. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company agrees at Closing (as defined below) to deliver to the Shareholders, 2,000,000 shares of Company's Series A preferred stock, par value $.01 per share (the "Series A Preferred Stock"), each share of which is convertible into forty-five (45) shares of each share of the Company's common stock, par value $.001 per share (the "Common Stock"), plus 5,399,996 shares of Common Stock, in exchange for the Shareholders delivery to the Company of 100% of the issued and outstanding shares of common stock, of EPI and QPI, such that EPI and QPI shall each become a wholly-owned subsidiary of the Company.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the date hereof and as of the Closing, the Company represents and warrants to each of the Shareholders, EPI, and QPI the following:

                 (a) ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all requisite power and authority and all necessary governmental approvals to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Florida.

                 (b) CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 authorized shares of Common Stock, of which 10,559,998 shares are issued and outstanding, and 5,000,000 shares of Series A Preferred Shares, of which no shares are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non assessable, free of liens, Encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. Except as contemplated by this Agreement, at Closing, there shall be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer any additional shares of its capital stock. None of the outstanding shares of Common Stock are subject to any stock restriction agreements. All of the issued and outstanding shares of Common Stock have not been issued in violation of any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

                 (c) SEC REPORTS. The Company has filed all required forms, reports and documents (the "SEC Reports") required to be filed with the Securities and Exchange Commission ("SEC"). As of their respective or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to the Shareholders, in the forms filed with the SEC, all the SEC Reports.

                 (d) FINANCIAL STATEMENTS. The audited financial statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited interim financial statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's financial condition and results of operations for such periods.

                  (e) ABSENCE OF CHANGES. Since the date of the most recent balance sheet of the Company included in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the "Current Balance Sheet "), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company taken as a whole (including any borrowing or sale of assets).

                 (f) UNDISCLOSED LIABILITIES. The Company does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Current Balance Sheet other than liabilities, obligations and contingencies that: (i) were incurred after the date of the Current Balance Sheet in the ordinary course of business and which are set forth on Schedule 3F attached hereto; or (ii) would not, in the aggregate, have a Material Adverse Effect on the Company. The Company is not aware of any asserted, pending or threatened claims, lawsuits or contingencies involving the Company and its business, properties or assets. There is no dispute of any kind between the Company and any third party.

                 (g) CORPORATE AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                 (h) NO CONFLICTS. Subject to compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the filing of the Second Amended and Restated Articles of Incorporation as set forth in Exhibit A attached hereto (the "Second Amended and Restated Articles of Incorporation"), the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and compliance of the Company with all of the provisions hereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other Encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration, loss or creation, a "Violation") pursuant to (i) any provision of the Company's present Amended and Restated Articles of Incorporation or Bylaws of the Company or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in this paragraph (h), any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company and its properties or assets.

                 (i) NO CONSENTS REQUIRED. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other

Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with any of the provisions hereof, the failure of which to obtain would not have a Material Adverse Effect on the Company, except for (i) the filing with the SEC of (A) a proxy statement in definitive form relating to the meeting of the Company's shareholders which will be held in connection with this Agreement and (B) the filing of the Second Amended and Restated Articles of Incorporation with the Florida Secretary of State's Office, and (C) such other filings under the 1934 Act as may be required in connection with this Agreement and the transactions contemplated hereby.

                 (j) FULL DISCLOSURE. None of the representations and warranties made by the Company in this Agreement, or in any certificate furnished or to be furnished by the Company in connection with this Agreement, contains or shall contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                 (k) CONTRACT AND LEASES. Other than as set forth on Schedule 3K attached hereto, the Company is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from the Company.

                 (l) COMPLIANCE WITH LAW. The Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the Company and its business and assets, the violation of which would have a Material Adverse Effect on the Company.

                 (m) LITIGATION. The Company is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. There is no basis for any such action or proceeding and, to the Knowledge of the Company, no such action or proceeding is threatened against the Company. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                 (n) CONDUCT OF BUSINESS. Prior to the Closing, the Company shall conduct its business in the normal course, and shall not: (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws,
(iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities other than in the normal course of its business or in connection with this Agreement, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

                 (o) CORPORATE DOCUMENTS. Copies of each of the following documents, which are true complete and correct in all material respects, shall be provided to the Shareholders prior to the Closing:

                     (i) Seconded Amended and Restated Articles of Incorporation of the Company;

                     (ii)       Bylaws of the Company;

                     (iii)      Minutes of Shareholders' Meetings of the
                                Company;

                     (iv)       Minutes of Directors' Meetings of the Company;

                     (v)        List of Officers and Directors of the Company;

                     (vi)       SEC Reports of the Company; and

                     (vii) Stock register and stock records of the Company and a current, accurate list of the Company's shareholders.

                 (p) DOCUMENTS. All minutes, consents or other documents pertaining to the Company to be delivered at the Closing shall be valid and in accordance with the laws of the State of Florida.

                 (q) SECURITIES. The Common Stock and Series A Preferred Stock (including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock) (collectively, the "Securities") to be delivered to the Shareholders shall be, at the Closing, fully paid non-assessable and free and clear of all Encumbrances and restrictions of any kind. Except for the Shareholders' Agreement referred to in Section 8(a)(iv) hereof, none of such Securities are or shall be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Securities. Except as provided in this Agreement, the Company is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the Shareholders. There is no applicable local, state or federal law, rule, regulation, or decree which would impair, restrict or delay the Shareholders' voting rights with respect to the Securities.

            4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS, EPI AND QPI. As of the date hereof and as of the Closing, each of the Shareholders, EPI, and QPI, jointly and severally, represent and warrant to the Company the following:

                 (a) ORGANIZATION, STANDING AND POWER. Each of EPI and QPI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on EPI or QPI.

           Each of EPI and QPI has made available to the Company true and complete copies of its Articles of Incorporation and Bylaws of each of EPI and QPI, each as amended to date. Such

Articles of Incorporation and Bylaws are in full force and effect, and neither EPI nor QPI is in violation of any provision of its Articles of Incorporation or Bylaws.

                  (b) SUBSIDIARIES. Neither EPI nor QPI has a subsidiary corporation.

                  (c) CAPITAL STRUCTURE. (i) The authorized capital stock of each of EPI and QPI consists of 10,000 shares of common stock. As of the date hereof, (A) 10,000 shares of common stock of EPI were outstanding, (B) 2,000 shares of common stock of QPI were outstanding, and (C) there are no outstanding options, warrants or other rights to acquire the shares of common stock of EPI or QPI.

                      (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt") of either EPI or QPI are issued or outstanding.

                      (iii) All outstanding shares of EPI's and QPI's capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations.

                      (iv) There are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which either EPI or QPI is a party or by which either EPI or QPI is bound obligating either EPI or QPI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of either EPI or QPI or obligating either EPI or QPI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of either EPI or QPI to repurchase, redeem or otherwise acquire any shares of capital stock of either EPI or QPI.

                  (d) AUTHORITY. (i) Each of EPI and QPI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of EPI and QPI and their respective shareholders. This Agreement has been duly executed and delivered by each of EPI and QPI and constitutes a valid and binding obligation of each of EPI and QPI enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                      (i) Subject to compliance with the applicable requirements of the 1934 Act and the filing of the Second Amended and Restated Articles of Incorporation, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and compliance of EPI and QPI with any of the provisions hereof will not breach, constitute an ultra vires act under, or result in any Violation pursuant to, (A) any provision of the articles of incorporation or bylaws of either of EPI or QPI or the governing instruments of either EPI or QPI or (B) declarations and filings referred to in
Section 4(d)(iii) hereof or any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of EPI or QPI or their respective properties or assets except Violations under Section 4(d)(ii)(B) hereof which would not have a Material Adverse Effect on either of EPI or QPI.

                      (ii) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required by or with respect to either by EPI and QPI in connection with the execution and delivery of this Agreement, the consummation by EPI and QPI of the transactions contemplated hereby, and compliance of EPI and QPI with any of the provisions hereof, the failure of which to obtain would have a Material Adverse Effect on either of E PI or QPI, except for (A) the filing with the SEC of (1) a proxy statement in definitive form relating to the meeting of the Company's shareholders to be held in connection with this Agreement and (2) such other filings under the 1934 Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Second Amended and Restated Articles of Incorporation with the Florida Secretary of State's Office.

                  (e) INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Company's proxy statement (the "Proxy Statement") relating to this Agreement provided in writing by representatives of EPI and QPI or their counsel specifically for inclusion or incorporation by reference therein will, at the date of filing with the SEC, at the date of mailing to shareholders of the Company, and at the time of the meeting of the shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) LITIGATION. There are no actions, disputes or claims pending, or to the Knowledge of the Shareholders, EPI or QPI, threatened against either EPI or QPI or any of EPI's or QPI's directors, officers, employees or agents, or affecting any of EPI's or QPI's assets, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on EPI or QPI.

                  (g) FINANCIAL INFORMATION. (i) EPI's and QPI's audited annual financial statements for the year ended December 31, 2001 (the "Audited Financial Statements"), and the unaudited financial statements for the nine month period ended September 30, 2002 (the "Unaudited Financial Statements") which have been furnished by EPI and QPI to the Company for use in the Proxy Statement have been prepared in accordance with GAAP, which principles have been consistently applied throughout the periods involved (except as disclosed therein) and fairly present in all material respects the financial state of affairs of EPI and QPI as of the dates thereof and the results of EPI's or QPI's operations for the periods then ended, and such financial statements comply in all material respects with the rules and regulations of the SEC.

                      (ii) Since September 30, 2002, neither EPI nor QPI has not paid or declared any dividend or distribution with respect to its outstanding capital stock.

                  (h) RECEIVABLES. All receivables reflected on the Audited Financial Statements and the Unaudited Financial Statements arose from, and the receivables existing as of the Closing will have arisen from, the sale of services to persons not Affiliated with EPI and QPI and in the ordinary course of their respective businesses consistent with past practice and constitute or will constitute, as the case may be, only valid claims of EPI and QPI not subject to valid claims of set-off, off-set or other valid defenses or counterclaims. The Audited Financial Statements and the Unaudited Financial Statements make full provision for all doubtful debts, and all bad debts have been written off, except for doubtful debts and bad debts that, individually or in the aggregate, would not have a Material Adverse Effect on EPI or QPI.

                  (i) COMPLIANCE WITH LAWS. To the Knowledge of each of the Shareholders, EPI and QPI, each of EPI and QPI has conducted and continues to conduct its business in all material respects in accordance with all applicable Laws and all applicable Governmental Orders entered by or with any Governmental Authorities, and each of EPI and QPI is in compliance with all such Laws or Governmental Orders, except to the extent that the failure to so conduct or comply therewith would not, in the aggregate, have a Material Adverse Effect on EPI or QPI.

                  (j) MATERIAL CONTRACTS AND OTHER INFORMATION.

                      (i) Each of EPI and QPI has made available to the Company for review and duplication, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements of EPI and QPI, together with all material contracts, agreements, leases and subleases to which each of EPI and QPI is a party concerning the management or operation of any real property and all material agreements relating to Intellectual Property (such material contracts and agreements, listed in Schedule 3J attached hereto, collectively, "Material Contracts"):

                          (A) each contract and agreement for the purchase of
inventory or personal property with any supplier or for the furnishing of services to EPI or QPI, or otherwise related to the business of EPI or QPI under the terms of which EPI or QPI; (1) is reasonably anticipated to pay or otherwise give consideration of more than Ten Thousand Dollars ($10,000.00) in the aggregate over the remaining term of such contract or (2) cannot cancel without penalty or further payment and without more than thirty (30) days' notice;

                          (B) each contract and agreement for the sale of
inventory or other personal property or for the furnishing of services by EPI or QPI which: (1) is reasonably anticipated to involve consideration of more than Ten Thousand Dollars ($10,000.00) in the aggregate during the fiscal year ending December 31, 2002, (2) is reasonably anticipated to involve consideration of more than Ten Thousand Dollars ($10,000.00) in the aggregate over the remaining term of the contract or (3) cannot be canceled by EPI or QPI without penalty or further payment and without more than 30 days' notice;

                                    (C) all broker, distributor, dealer,
manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which EPI or QPI is a party;

                                    (D)  all management contracts and contracts
with independent contractors, consultants or other persons (including Affiliates) (or similar arrangements) involving exclusive rights or requiring payments in excess of Ten Thousand Dollars ($10,000.00) individually to which EPI or QPI is a party and which are not cancelable without penalty or further payment on thirty (30) days' or less notice;

                                    (E)  all contracts and agreements relating
to indebtedness of EPI or QPI in excess of Ten Thousand Dollars ($10,000.00) individually or Ten Thousand Dollars ($10,000.00) in the aggregate;

                                    (F)  all contracts and agreements with any
Governmental Authority to which EPI or QPI is a party;

                                    (G)  all contracts and agreements that limit
or purport to limit the ability of EPI or QPI to compete in any line of business, or with any person, or in any geographic area or during any period of time;

                                    (H)  all contracts and agreements between or
among EPI or QPI on the one hand and any Affiliate of EPI or QPI on the other hand;

                                    (I)  all leases and subleases for tangible
personal property having a value in excess of Ten Thousand Dollars ($10,000.00); for purposes of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

                                    (J)  all contracts relating to Intellectual
Property and all contracts relating to real property owned, leased or used by EPI or QPI; and

                                    (K)  all other contracts and agreements
whether or not made in the ordinary course of business, which are material to EPI or QPI or the conduct of its business.

                           (ii)     Each Material Contract: (a) is valid and
binding on EPI and QPI and is in full force and effect, and (b) does not contain any term or provision which permits the cancellation, termination or modification thereof as a result of the transactions contemplated by this Agreement. Neither EPI nor QPI is, and no other party to any Material Contract is, in breach of or default under any Material Contract, which breach or default would have a Material Adverse Effect on EPI or QPI.

                           (iii)    Except as set forth in the Material
Contracts, there is no contract, agreement or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of EPI's and QPI's business consistent with past practice, any of the properties, assets or services of EPI and QPI.

                           (iv)     Except as set forth in the Material
Contracts, there is no outstanding guarantee or agreement for indemnity or for suretyship either given by or for the benefit of EPI or QPI.

                           (v)      Prior to the date of this Agreement each of
EPI and QPI has made available, or has caused to be made available, to the Company for review and duplication, correct and complete copies of the following:

                                    (A)  the Audited Financial Statements and
the Unaudited Financial Statements and all other financial information reasonably requested by the Company;

                                    (B)  all returns and reports in respect of
all taxes which have been filed with the appropriate Governmental Authorities with respect EPI and QPI for each of the past years since the incorporation of each of EPI and QPI;

                                    (C)  copies of all current insurance
policies of EPI and QPI;

                                    (D)  evidence satisfactory in the sole and
absolute judgment of the Company that each of EPI and QPI owns or has the rights to use all proprietary technology which it utilizes in its business;

                                    (E)  copies of all employment agreements
between each of EPI and QPI and each of their respective employees; and

                                    (F)  such other documentation and
information as is reasonably requested by the Company in order to determine whether to enter into this Agreement.

                  (k) INTELLECTUAL PROPERTY. To the Knowledge of each of the Shareholders, EPI and QPI, the conduct of each of EPI's and QPI's business as operated on the date hereof and on the Closing, does not conflict with, misappropriate or infringe any Intellectual Property rights or franchises of any Person (including, but not limited to, patents, trade secrets or other proprietary rights of any third party), and each of EPI and QPI owns or has the right to use all Intellectual Property necessary for the conduct of its business as operated on the date hereof and on the Closing.

                  (l) REAL PROPERTY. Each of EPI and QPI owns or leases the real property identified in Schedule 4L attached hereto (the "Real Property"). The Real Property comprises all the real property owned, used or occupied by each of EPI and QPI in connection with its business and neither EPI nor QPI has owned any interest in any other real property other than the Real Property. To the Knowledge of each of the Shareholders, EPI and QPI, there is no violation of applicable Law (including, without limitation, any building, planning, zoning law or environmental law) or any covenants, stipulations or conditions relating to any of the Real

Property and each of EPI and QPI is in peaceful and undisturbed possession of each parcel of Real Property, except to the extent such violation or failure to be in such possession does not have a Material Adverse Effect on EPI or QPI. There are no contractual or legal restrictions that preclude or restrict in any material manner the ability to use any of the Real Property in the manner in which they are currently being used and the Real Property has all rights and easements reasonably necessary for their use and enjoyment for the purposes of each of EPI's and QPI's business. Neither EPI nor QPI is not leasing or subleasing and has not leased or sublet any parcel or any portion of any parcel of Real Property to any other Person, nor has EPI or QPI assigned its interest under any lease or sublease for any leased Real Property to any third party. There are no outstanding material disputes with any Person relating to the Real Property or its use and no notices have been given or received by either EPI or QPI which would adversely affect the use and enjoyment of the Real Property.

                  (m) ASSETS. Each of EPI and QPI owns, leases or has the legal right to use all the properties and assets used or intended to be used or required in the conduct of its business and which are material and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts and agreements used and/or intended to be used by EPI and QPI or required in or relating to the conduct of their respective businesses (such properties, assets and contract rights collectively referred to as the "Assets"). Each of EPI and QPI has good title to or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances. All the Assets are in good operating condition and repair, ordinary wear and tear excepted.

                  (n) SUPPLIERS. Neither EPI nor QPI has received any notice, nor is EPI or QPI aware, that any supplier will not sell supplies and other goods or provide services to EPI or QPI at any time after the date hereof on terms and conditions substantially similar to those used in its current sales to EPI or QPI, subject only to general and customary price increases.

                  (o) TAXES.

                      (i)  Returns and Reports.

                           (A)  all returns and reports in respect of all Taxes
required to be filed with respect to SBL or its business have been filed;

                           (B)  all Taxes required to be shown on such returns
and reports or otherwise due have been paid;

                           (C)  all such returns and reports are true, correct
and complete in all material respects;

                           (D)  no adjustment relating to such returns has been
proposed by any tax authority and, to the Knowledge of the Shareholders, EPI and QPI, no basis exists for any such adjustment;

                             (E)   there are no pending or, to the Knowledge of
either of the Shareholders, EPI or QPI, threatened actions or proceedings for the assessment or collection of Taxes against EPI or QPI;

                             (F)  neither EPI nor QPI has been at any time a
member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; and

                             (G)  all Taxes required to be withheld, collected
or deposited by or with respect to EPI and QPI have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority, except to the extent the failure to do so would not have a Material Adverse Effect on EPI or QPI.

                      (ii)   Outstanding Tax Issues.

                             (A)  there are no outstanding waivers or agreements
extending the statute of limitations for any period with respect to any Tax to which EPI or QPI may be subject;

                             (B)  to the Knowledge of each of the Shareholders,
EPI and QPI, there are no proposed reassessments of any property owned by EPI and QPI or other proposals that could increase the amount of any tax to which EPI and QPI would be subject; and

                             (C)  no power of attorney that is currently in
force has been granted with respect to any matter relating to Taxes that could affect EPI or QPI.

                      (iii) Prior to the date hereof, EPI and QPI have delivered to the Company correct and complete copies of all filed federal, state and foreign income, franchise and similar tax returns since its formation, and correct and complete summaries of all examination reports, and statements of deficiencies assessed against or agreed to by EPI or QPI since its formation.

                      (iv) On the Unaudited Financial Statements, reserves and allowances have been provided adequate to satisfy all liabilities for Taxes relating to EPI and QPI for periods through the date thereof.

                  (p) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of EPI or QPI.

                  (q) ENVIRONMENTAL COMPLIANCE. EPI and QPI and the Real Property are, and at all times since EPI and QPI have occupied the Real Property have been, in material compliance with all applicable Environmental Laws.

                  (r) FULL DISCLOSURE. No representation or warranty with respect to EPI or QPI contained in this Agreement and the Schedules attached hereto and no written statement contained in any financial, operating or other data relating to EPI or QPI furnished to the Company pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5. REPRESENTATIONS AND WARRANTIES OF EACH OF THE SHAREHOLDERS. As an inducement to the Company to enter into this Agreement, each of the Shareholders, as of the date hereof and as of the Closing, represents, warrants, acknowledges and agrees as follows:

                  (a) TITLE TO THE SHARES. Each of the Shareholders (i) has good and marketable title to and legal and beneficial ownership of their shares of common stock of each of EPI and QPI, has not granted any option or other right to purchase such shares or any interest therein, and (ii) has full right, power and authority to sell, assign, transfer and deliver such shares hereunder, free and clear of any Encumbrance.

                  (b) OWNERSHIP OF SECURITIES. The Shareholders own all of the issues and outstanding shares of capital stock of EPI (10,000 shares) and QPI (2,000 shares) with each Shareholder respectively owning 50% of all of the issued and outstanding stock of EPI and QPI. All of such securities are free and clear of all liens, security interests, pledges, charges, claims, Encumbrances and restrictions of any kind. No third party has any option or right of any kind to acquire any of such securities.

                  (c) NO REGISTRATION. The Securities are not registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. The issuance of the Securities to each of the Shareholders is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act based, in part, upon the representations, warranties and agreements of the Shareholders contained in this Agreement.

                  (d) NO SEC APPROVAL. Neither the SEC nor any state securities commission 1933 has approved the Securities or passed upon or endorsed the merits of the Securities.

                  (e) SUITABILITY. In evaluating the suitability of an investment in the Company, each of the Shareholders has not relied upon any representation or other information (oral or written) other than as stated in this Agreement.

                  (f) NO BROKERAGE COMMISSION. Neither Shareholder has taken any action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to the transactions contemplated by this Agreement.

                  (g) NO TAX ADVICE. Neither Shareholder is relying on the Company respecting the tax and other economic considerations of an investment in the Company represented by the Securities, and each of the Shareholders has relied on the advice of, or has consulted with, only his advisors.

                  (h) INVESTMENT INTENT. Each of the Shareholders is acquiring the Securities solely for his own account for investment and not with a view to resale or distribution. Each of the Shareholders understands that the Securities may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the Company.

                  (i) KNOWLEDGE, EXPERIENCE AND INFORMATION. Each of the
Shareholders: (A) has had a reasonable opportunity to ask questions of and receive answers from representatives of the Company concerning the Company and its business and assets and all such questions have been answered to the full satisfaction of each of the Shareholders, (B) has such knowledge and experience and financial, tax, and business matters so as to enable him to utilize the information made available to him in connection with the transactions contemplated by this Agreement in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto, and (C) is satisfied that he has received information with respect to all matters which he considers material to his decision to make an investment in the Securities.

         6.       INDEMNIFICATION.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the Exhibits and the Schedules attached hereto shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months following the Closing

                  (b) LIMITATION ON DAMAGES. Each of the Shareholders, EPI and QPI shall have no liability (for indemnification or otherwise) to the Company Indemnitees identified in Sections 6(c) hereof, including, without limitation, the matters set forth in Section 6(c) hereof until the total of all Claims (as defined in Section 6(c) hereof) exceeds $10,000 (the "Tipping Amount"); provided that if, in any such case, the aggregate amount of the Claims exceeds the Tipping Amount, then the applicable indemnifying party hereunder shall be obligated to pay the full amount of such Claims, including the Tipping Amount. Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each of the Shareholders, EPI and QPI to the Company Indemnitees including, without limitation, with respect to the matters set forth in Section 6(c) hereof, shall not exceed $1,500,000.00

                  (c) THE COMPANY'S RIGHT TO INDEMNIFICATION. Subject to the provisions of this Section 6 and in addition to any other rights and remedies available to the Company under applicable law, EPI, QPI and each of the Shareholders, jointly and severally, agree to indemnify and hold harmless the Company and any of its officers, directors, shareholders, employees, agents, successors and assigns (the "Company Indemnitees") from and against any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses in excess of Ten Thousand Dollars ($10,000.00) in the aggregate (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) (collectively, "Claims"), which may be sustained or incurred by the Company in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by EPI, QPI or the Shareholders herein or in any Exhibit, Schedule, certificate or other documents delivered to the Company by EPI, QPI or the Shareholders pursuant to this Agreement, (ii) any material breach of any agreements and covenants made by EPI, QPI or the Shareholders herein or in any Exhibit, Schedule, certificate or other document delivered to the Company by EPI, QPI or the Shareholders with respect to EPI, QPI or the Shareholders in connection with this Agreement, and (iii) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Company in connection with the enforcement of its rights under this Agreement.

                  (d) EPI'S, QPI'S AND THE SHAREHOLDERS' RIGHTS TO INDEMNIFICATION. Subject to the provisions of this Section 6 and in addition to any other rights and remedies that may be available to EPI, QPI and the Shareholders under applicable law, the Company agrees to indemnify and hold harmless EPI, QPI and the Shareholders and their respective officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns (the "Indemnitees") from and against Claims which may be asserted against or sustained or incurred by the Indemnitees in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by the Company herein or in any Exhibit, Schedule, certificate or other documents delivered to any of the Indemnitees by or on behalf of the Company in connection with this Agreement, (ii) any breach of any agreements and covenants made by the Company herein or in any Exhibit, Schedule, certificate or other document delivered to the Indemnitees by or on behalf of the Company in connection with this Agreement, and (iii) any and all costs and expenses incurred by the Indemnitees in connection with the enforcement of their rights under this Agreement. Notwithstanding anything contained herein to the contrary, the Company shall not have any liability for indemnification to the Indemnitees including, without limitation, with respect to the matters set forth in this Section 6(d), as to which the Company has not received a Notice of Claim (as defined in Section 6(e)(i) within a period of eighteen (18) months following the Closing.

                  (e) PROCEDURE FOR CLAIMS.

                      (i) NOTICE OF CLAIM. Promptly, but in any event within thirty (30) days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), the party or parties entitled to indemnification hereunder (the "Indemnified Party") shall give written notice to the party or parties subject to indemnification obligations therefore (the "Indemnifying Party") of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims then known; provided, however, that the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. Subject to Section 6(a) hereof, no Indemnified Party shall be entitled to give a Notice of Claim with respect to any representation and warranty eighteen (18) months from the Closing.

The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying Party such information (in reasonable detail) as the Indemnified Party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

                      (ii)     THIRD PARTY CLAIMS.

                               (A)  If the claim or demand set forth in the
Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Indemnifying Party shall have fifteen (15) days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the "Notice Date") to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

                               (B)  If the Indemnifying Party elects to defend a
Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and subject to the limitations set forth in this Section 6, the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

                               (C)  In no event may the Indemnifying Party
settle or compromise any Third Party Claim without the Indemnified Party's consent, which shall not be unreasonably withheld.

                               (D)  If the Indemnifying Party elects to defend a
Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that subject to the limitations set forth in this Section 6, the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if (1) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (2) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (3) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party shall not have retained different counsel reasonably satisfactory to the Indemnified Party; or (4) the Indemnifying Party shall authorize the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

                                    (E)  Subject to the limitations set forth in
this Section 6, if the Indemnifying Party does elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

                                    (F)  To the extent that an Indemnified Party
recovers on a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

                           (iii)    COOPERATION IN DEFENSE. The Indemnified
Party shall cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (A) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (B) the Indemnified Party's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

                           (iv)     PERIODIC PAYMENTS. Any indemnification
required by this Section 6 shall be made by periodic payments during the investigation or defense as and when bills are received or costs, disbursements or expenses incurred.


         7. CLOSING. The closing ("Closing") of this transaction shall take place at the offices of Edwards & Angell, LLP, located at 350 East Las Olas Boulevard, Suite 1150, Ft. Lauderdale, FL 33301 as soon as practicable after the Company's shareholders have approved this Agreement and the Second Amended and Restated Articles of Incorporation.

         8. CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction of the following conditions, which shall not be waived by the Company:

                  (a) RECEIPT OF DOCUMENTS. The Company shall be provided original signatures for each of the documents set forth in Section 9(b).

                  (b) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to EPI or QPI.

                  (c) SHAREHOLDER APPROVAL. The Company shall have obtained the requisite shareholder approval required under applicable law and the Company's governing instruments with respect to this Agreement and the Second Amended and Restated Articles of Incorporation.

                  (d) DISSENTING SHARES. Holders of no more than fifteen percent (15%) of the issued and outstanding shares of Common Stock shall have exercised their dissenters rights in accordance with Sections 607.1302 and 607.1320 of the Florida Business Corporation Act in connection with voting on this Agreement.

         9.       DOCUMENTS TO BE DELIVERED AT CLOSING.

                  (a)      BY THE COMPANY:

                           (i)      Board of Directors minutes authorizing the
issuance of (A) two certificates of 1,000,000 shares of Series A Preferred Stock, each, registered in the name of each Shareholder, for a total issuance of 2,000,000 shares of Preferred Stock; and (B) two certificates of 2,699,998 shares of Common Stock each, registered in the name of each Shareholder, or in the name of the designated assign(s) of each Shareholder, provided that there are no more than six (6) assignees and all such assignees are either "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or sophisticated investors who attest in writing to the representations in Section 5(i) hereof.

                           (ii)     Employment Agreement for McIvan Jarrett as
President and Chief Executive Officer of the Company, EPI, and QPI.

                           (iii)    Employment Agreement for Ron La Prade as
Chairman and Chief Operating Officer of the Company, and the Chief Operating Officer of EPI and QPI.

                           (iv)     The Shareholders' Agreement to be entered
into on the Closing among the Company and each of the Shareholders.

                           (v)      The Registration Rights Agreement to be
entered into on the Closing among the Company and each of the Shareholders.

                           (vi)     A Board of Directors resolution appointing
Ronald La Prade as a director of the Company.

                           (vii)    Any SEC Reports filed after the signing of
the Agreement.

                           (viii)   All of the business and corporate records of
the Company, including but not limited to, correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                           (ix)     Such other minutes of the Company's
shareholders or directors as may reasonably be required by the Shareholder.

                           (x)      A certificate executed by a duly authorized
officer of the Company certifying that: (A) the representations and warranties in Section 2 hereof are true and correct in all material respects as of the Closing, (B) true and complete copies of the resolutions duly and validly adopted by the board of directors of the Company evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been provided to the Shareholders, and (C) the person signing this Agreement on behalf of the Company is authorized to signed this Agreement and the other documents to be delivered hereunder on behalf of the Company.

                           (xi)     A copy of the Second Amended and Restated
Articles of Incorporation of the Company, certified by the Secretary of the State of Florida.

                  (b)      BY THE SHAREHOLDERS, EPI AND QPI:

                           (i)      The certificates representing 100% of the
issued and outstanding stock of EPI and QPI.

                           (ii)     Consents signed by the shareholders of EPI
and QPI consenting to the terms of this Agreement.

                           (iii)    A certificate executed by a duly authorized
officer of each of EPI and QPI certifying that: (A) the representations and warranties in Section 4 hereof are true and correct in all material respects as of the Closing, (B) true and complete copies of the resolutions duly and validly adopted by the respective boards of directors of EPI and QPI evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (C) the person signing this Agreement on behalf of each of EPI and QPI is authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of each of such companies.

                           (iv)     The Shareholders' Agreement to be entered
into on the Closing among the Company and the Shareholders.

                           (v)      The Registration Rights Agreement to be
entered into on the Closing among the Company and each of the Shareholders.

                           (vi)     Employment Agreement for McIvan Jarrett as
President and Chief Executive Officer of the Company, EPI, and QPI.

                           (vii)    Employment Agreement for Ron La Prade as
Chairman and Chief Operating Officer of the Company, EPI, and QPI.

            10.   GOVERNING LAW; REMEDIES.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without giving effect to the choice of law principles thereof) which are applicable to contracts made and to be performed entirely within the State of Florida.

                  (b) JURISDICTION; SERVICE OF PROCESS. Each of the parties hereto agrees that all actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in Florida courts sitting in Miami-Dade County, Florida. Each of the parties hereto expressly submits to the jurisdiction of the above-referenced courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (a) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as set forth herein, or (b) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided, however, that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (ii) shall be taken and held to be valid personal service upon and personal delivery to it.

                  (c) JURY WAIVER. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED TO BE COMPLETED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

            11.   MISCELLANEOUS.

                  (a) CAPTIONS AND HEADINGS. The section and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  (b) NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  (c) NON-WAIVER. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  (d) TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

                  (e) ENTIRE AGREEMENT. This Agreement and all Exhibits and Schedules attached hereto contain the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  (f) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  (g) ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  (h) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

                  (i) NOTICES. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid addressed as follows:

                 Newcourt Holdings, Inc.    Engineered Plastics Industries, Inc.
                 12400 SW 134th Court       1655 West 31st  Street
                 Suite 11                   Hialeah, FL  33012
                 Miami, FL 33186            Attn:  President
                 Attn: President

                       Quantum Pharmaceuticals, Inc
                       1655 West 31st  Street
                       Hialeah, FL  33012
                       Attn: President


Notices to the Shareholders shall be sent to such address as may be on file with Newcourt Holdings, Inc. Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.



IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NEWCOURT HOLDINGS, INC.                 ENGINEERED PLASTICS INDUSTRIES, INC.




/s/ Jerrold Brooks                      /s/ McIvan Jarrett
-----------------------------           ----------------------------------
Name:  Jerrold Brooks                   Name:  McIvan Jarrett
Title: Executive Vice President         Title: President



QUANTUM PHARMACEUTICALS, INC.


/s/ McIvan Jarrett
-----------------------------
Name:  McIvan Jarrett
Title: President


SHAREHOLDERS


/s/ McIvan Jarrett
-----------------------------
McIvan Jarrett


/s/ Ronald LaPrade
-----------------------------
Ronald LaPrade

                                   SCHEDULE 4L


                    AGREEMENT FOR THE EXCHANGE OF SECURITIES


          Lease agreement for the rental of real property from Leticia
           Mendez (landlord) and Engineered Plastics Industries, Inc.








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